SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  METROBANCORP
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                  METROBANCORP
                     10333 North Meridian Street, Suite 111
                           Indianapolis, Indiana 46290
                                  317-573-2400

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 17, 2001

                               GENERAL INFORMATION

        This Proxy Statement is furnished to the shareholders of MetroBanCorp ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders to be held on Thursday, May 17, 2001, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed to the Company's shareholders on or about April 18, 2001.

        Only shareholders of record as of March 30, 2001 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of March 30, 2001, the Company had 2,038,309 shares of common stock issued and outstanding, which were held by 353 shareholders of record. There is no other class or series of stock of the Company outstanding and entitled to vote at the annual meeting. Each shareholder of record as of the record date will be entitled to one vote for each share of common stock registered in the shareholders name.

        For the matters to be voted on at the annual meeting, each share is entitled to one vote, exercisable in person or by proxy. Provided that a quorum of shareholders is present at the annual meeting, there will be considered and voted upon: (i) director nominees to be elected to the Board of Directors of the Company; (ii) a proposal to adopt the Directors' Retirement Benefit Plan of MetroBanCorp; (iii) ratifying the appointment of Crowe, Chizek and Company LLP, Indianapolis, Indiana as independent accountants for MetroBanCorp and its subsidiaries for the fiscal year ending December 31, 2001.

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company, none of whom will be specially compensated for such soliciting.

        Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the annual meeting. Revocation may be made prior to the annual meeting by written notice sent to Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451; at the annual meeting in person or by oral or written notice to the Secretary; or by duly executing and delivering to the Secretary a proxy bearing a later date. To be effective, any revocation must be received before the proxy is exercised.

        The shares represented by proxies at the annual meeting will be voted as instructed by the shareholders giving the proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR (i) election of the eleven (11) persons named as nominees in this Proxy Statement as Directors of the Company; (ii) the proposal to adopt the Directors' Retirement Benefit Plan of MetroBanCorp; (iii) ratifying the appointment of Crowe, Chizek and Company LLP, Indianapolis, Indiana as independent accountants for MetroBanCorp and its subsidiaries for the fiscal year ending December 31, 2001.

                              ELECTION OF DIRECTORS

        The Board of Directors is composed of eleven (11) members, all of who hold office for a term of one year or until their respective successors are duly elected and qualified. The following table sets forth certain information concerning each of the eleven (11) director nominees. All nominees were initially elected in 1987, except Edward G. McMahon, who was elected in 1988, James C. Lintzenich, who was elected in 1999, and James
F. Keenan, who is a first time director nominee. If for any reason a director nominee becomes unable or unwilling to serve at the time of the annual meeting (an event which the Board of Directors does not anticipate at this time), the persons named as proxies in the accompanying proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominee's position. The Board of Directors of the Company unanimously recommends a vote FOR the election of each of the following nominees as a director of the Company for the ensuing year:

                                                                              Shares and
                                                                              Percent
                               Title of Position     Principal Occupation     Beneficially
Name and Age                   with the Company      for the Last Five Years  Owned (1)
------------                   -----------------     -----------------------  --------------
Chris G. Batalis, 62 (2,7)     Director              President, Heptagon,      52,845  2.56%
615  W. Colfax Avenue                                Inc. (advertising)
South Bend, IN 46601

Ike G. Batalis, 54 (2,3,6,7)   Director, President   President and Chief      108,077  5.09%
10333 N. Meridian, Ste 111     and Chief Executive   Executive Officer of
Indianapolis, IN  46290        Officer               the Company and
                                                     MetroBank since 1987

Terry L. Eaton, 58 (4,7)       Director              Chairman,                 57,721  2.80%
10645 Winterwood                                     Eaton Investments, LTD
Carmel, IN  46032                                    (investments)

Evans M. Harrell, 74 (5,7)     Director              Owner, Cherokee Center    56,775  2.75%
551 N. St. Mary's Lane N.W.
Marietta, GA 30064-1441

James F. Keenan, 41 (11)       Director Nominee      President and CEO,         7,127  0.35%
423 Sycamore St., Suite 101                          Walter and Keenan
PO Box 906                                           Financial Consulting
Niles, MI  49120                                     Co. (financial
                                                     consultants)

Robert L. Lauth, Jr., 49       Director              Chairman and CEO,         54,752  2.65%
(6,7,13)                                             Lauth Property Group,
9777 N. College Avenue                               Inc. (real estate
Indianapolis, IN  46280                              development and
                                                     management)

James C. Lintzenich, 47 (8,12) Director              President & COO,          67,666  3.30%
30 South Meridian Street                             Sallie Mae, Inc.
Indianapolis,  IN  46207-7039                        (student loan
                                                     administration and
                                                     servicing)

Edward G. McMahon, 74 (6,7,14) Director              Owner,                    74,821  3.62%
112 Mill Farm Road                                   McMahon Farms
Noblesville, IN  46060                               (investments)


                                       2

                                                                              Shares and
                                                                              Percent
                               Title of Position     Principal Occupation     Beneficially
Name and Age                   with the Company      for the Last Five Years  Owned (1)
------------                   -----------------     -----------------------  --------------

R.D. "Rusty" Richardson, 50    Director              President, Richardson    48,640  2.36%
(6,7,9)                                              Partners (real estate
1535 Prestwick Lane                                  partnerships and
Carmel, IN  46032                                    investments)

Edward R. Schmidt, 53          Director              Executive Vice           47,113  2.28%
(6,7,10)                                             President, Sallie
30 South Meridian                                    Mae, Inc.
Street Indianapolis, IN
46207-7039

Donald F. Walter, 69 (6,7)     Director,             President and Chief      53,108  2.57%
423 Sycamore St.,              Chairman              Executive Officer,
Suite 101                                            Walter and Keenan
PO Box 906                                           Financial Consulting
Niles, MI  49120                                     Co. (financial
                                                     consultants) until
                                                     December 31, 2000

Directors and Executive Officers as a group of fourteen                      705,000 29.33%
--------------------------------------------------------------------------------------------

(1) Based upon information provided to the Company by each director and executive officer.

(2)  Chris G. Batalis and Ike G. Batalis are brothers.

(3) Includes 3,881 shares of common stock held by a custodian for Mr. Batalis' benefit in an individual retirement account, and 10,188 shares issuable under options granted pursuant to the Company's 1991 Stock Option and Stock Appreciation Rights Plan. Also includes 48,682 shares of common stock issued under options granted pursuant to the Company's 1994 Stock Option and Stock Appreciation Rights Plan.

(4) Includes 19,100 shares of common stock held jointly with Mr. Eaton's spouse, and 5,095 shares of common stock held by Mr. Eaton's spouse with respect to which he disclaims any beneficial interest.

(5) Includes 2,970 shares of common stock held by Mr. Harrell's spouse with respect to which he disclaims any beneficial interest.

(6) Includes 1,274 shares of common stock issuable under options granted pursuant to the 1991 Directors' Stock Option Plan.

(7) Includes 25,467 shares of common stock issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(8) Includes 56,593 shares of common stock held by Sallie Mae, Inc., a corporation of which Mr. Lintzenich is President and Chief Operating Officer, and 1,396 shares of common stock which are held in equal amounts by two minor children, with respect to which he disclaims any beneficial interest.

(9) Includes 252 shares of common stock held in equal amounts for the benefit of Mr. Richardson's minor son and daughter with respect to which he disclaims any beneficial interest. Also includes 12,733 shares of common stock held jointly with Mr. Richardson's spouse.

(10) Includes 953 shares of common stock held by a custodian for Mr. Schmidt's benefit in an individual retirement account.

(11) Includes 7,127 shares of common stock held by Walter and Keenan Financial Consulting Co., of which Mr.

     Keenan serves as the President and Chief Executive Officer.

(12) Includes 9,551 shares of common stock issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(13) Includes 10,822 shares of common stock held jointly with Mr. Lauth's spouse.

(14) Includes 48,080 shares of common stock held by the McMahon Family Limited Partnership.

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND
                                 DIRECTORS FEES

Attendance at Meetings

        During 2000, the Board of Directors of the Company held six meetings. All incumbent Directors attended 75% or more of the total number of 2000 meetings of the Board and of the Board committees to which they were appointed, except Mr. Lintzenich, who attended 50% of the respective committee and board meetings.

Committees

        The Board of Directors of the Company has an Executive Committee, a Nominating Committee and an Audit Committee. The members of the Executive Committee are Terry L. Eaton, Chairman, Ike G. Batalis, Edward G. McMahon, Edward R. Schmidt and Donald F. Walter. The members of the Nominating Committee are Robert L. Lauth, Jr., Chairman, Ike G. Batalis, Edward G. McMahon and R. D. "Rusty" Richardson. The members of the Audit Committee are Evans M. Harrell, Chairman, Chris G. Batalis and James C. Lintzenich. The Executive Committee acts pursuant to the By-Laws of the Company and authorization of the Board of Directors and approves or recommends to the Board compensation and employee benefit matters. The Nominating Committee recommends prospective nominees for election to the Boards of Directors of the Company and MetroBank ("Bank"), and will consider shareholder recommendations for consideration as directors. These recommendations should be forwarded by the shareholder to the Secretary of the Company with biographical data about the recommended individual. The Audit Committee performs the function of recommending the independent public accountants and oversees the work of the internal auditor. The MetroBanCorp Audit Committee Charter is attached as Exhibit "A". The Executive Committee met five times in 2000. The Nominating Committee met two times in 2000. The Audit Committee met four times in 2000.

Director Compensation

        In 2000, each director of the Company received an annual retainer of $5,000 and a fee of $1,000 for each Board meeting attended. Directors of the Company who also serve as directors of the Bank received an additional fee of $500 for attending meetings of the Bank's Board. Members of the Company's director committees received $500 per meeting attended.

        Executive officers of the Company and the Bank who serve as directors do not receive directors fees, nor do they receive additional or separate compensation from the Company for their director service to the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                  Age    Office and Business Experience
----                  ---    ------------------------------

Ike G. Batalis        54     President and Chief Executive Officer of the
                             Company and Bank. Mr. Batalis has over thirty years of banking experience and served as President and CEO of

                             Wainwright Financial Corporation prior to forming the Company.

Andrew E. Illyes      52     Executive Vice President and Senior Loan
                             Officer of Bank. Previously, he served as Community President of Ameritrust National
                             Bank, Central Indiana, formerly American
                             National Bank. Mr. Illyes has an extensive bank lending background.

Gregory J. Murray     51     Executive Vice President - Commercial Lending
                             of Bank. Mr. Murray has over twenty-eight years of banking experience. Prior to joining MetroBank, he served as Senior Vice President of Union
                             Planters Bank, Indianapolis.

Charles V. Turean     48     Executive Vice President, Chief Financial Officer
                             and Secretary of the Company and Bank. Mr. Turean has over twenty-five years of progressively increasing financial responsibilities, including fifteen years with banking institutions. Prior to his current position, Mr. Turean was Senior Vice
                             President and Controller with Wainwright Financial
                             Corporation and served as Treasurer of
                             Wainwright's subsidiary insurance company. Mr.
                             Turean is also a certified public accountant.

                             EXECUTIVE COMPENSATION

        The following table contains information with respect to cash compensation paid by the Bank to any employee who served as an executive officer of the Company or the Bank for the years ended December 31, 2000, 1999 and 1998, and whose cash compensation exceeded $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation            Long Term Compensation
                               ------------------------------------ ----------------------
   Name/Principal       Year   Salary    Bonus     Other Annual     Securities Underlying
   Position             ----   ------    -----     Compensation ($) Options/SARs(#)
   --------                                        ---------------- ---------------
   Ike G. Batalis       2000   $135,000  $35,067        $34,370          5,250
   President, CEO       1999   $130,050  $33,574        $27,289          4,961
                        1998   $127,500  $30,855        $22,353          4,851

   Charles V. Turean    2000   $92,000   $17,405        $24,429          2,625
   Executive Vice       1999   $88,740   $18,336        $20,467          2,756
   President, CFO       1998   $87,000   $15,660        $16,885          3,032


   Gregory J. Murray    2000   $91,575   $14,769        $17,491          1,050
   Executive Vice       1999   $57,981   $30,505        $18,785          7,166
   President

        The following table provides information with respect to stock options granted to or held by the Company's named executive officers in 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                    -----------------------------------------------------------------------
Name                Number of           % of Total Options  Exercise Price  Expiration Date
----                Securities          Granted to          --------------  ---------------
                    Underlying Options  Employees in
                    Granted (#)(a)      Fiscal Year
                    ------------------  ------------------
Ike G. Batalis      5,250                52.7%               $5.71             12/28/2010

Charles V. Turean   2,625                26.3%               $5.71             12/28/2010

Gregory J. Murray   1,050                10.5%               $5.71             12/28/2010

(a) Options are immediately exercisable. The exercise price of the option is the market value of the common shares on the date of grant.

Employment Agreements

        The Company and the Bank have entered into written employment agreements with Ike G. Batalis, Charles V. Turean, Gregory J. Murray, and Andrew E. Illyes. Pursuant to such agreements, Mr. Batalis has been selected as a director and the chief executive officer of the Company and the Bank, Messrs. Murray and Illyes have been selected to serve as executive vice presidents and directors of the Bank, and Mr. Turean has been selected to serve as executive vice president of the Company and the Bank and a director of the Bank. Each of the executive officers may terminate his respective employment agreement at will with 90 days' prior written notice, for good reason (as defined in each employment agreement) upon 30 days' prior written notice, or within 6 months of a change in control (as defined in each employment agreement) of the Company. Such agreements provide that upon termination of such executive officer's employment as a result of a change in control of the Company or the Bank, he would be entitled to an amount equivalent of 3 years' base salary in the case of Mr. Batalis, and 2 years' base salary for each of Mr. Turean, Mr. Murray and Mr. Illyes. Except for these employment agreements, there are no other arrangements or understandings between any of the directors or executive officers of the Company and any other person according to which any of them has been selected for their respective positions as directors or executive officers of the Company.

        In connection with Mr. Batalis' employment agreement, the Board of Directors of the Company adopted on December 10, 1992 an Incentive Plan, which provides for the establishment of a fund in an amount equal to 4% of the net total sale value of the Company (as defined in the Incentive Plan) in the event of an acquisition of the Company. Upon consummation of an acquisition of the Company, 75% of the amount in the fund shall be paid to the Chief Executive Officer of the Company, currently Mr. Batalis, and the remainder shall be paid to such other employees of the Company as determined by the Board of Directors of the Company.


Thrift and Retirement Plan

        Effective January 1, 1988, the Board of Directors of Company adopted the MetroBanCorp Employees' Thrift and Retirement Plan ("Thrift Plan"). The Bank adopted the Thrift Plan effective April 4, 1988. The Thrift Plan is funded by contributions to Wells Fargo Bank Indiana, N.A., in Fort Wayne, Indiana, as Trustee.

        Salary redirection or "401(k)" contributions are made by participants by redirecting a portion of their compensation from the Bank to the Thrift Plan, on a pre-tax basis, in an amount not less than 1 percent nor more than 10 percent of their compensation. Matching contributions of up to 6 percent are made to the Thrift Plan by the Bank and relate to the amount of salary contributions made by each participant. For 2000, the Bank's matching contribution was 110 percent of each participant's salary redirection for those participants who elected to make salary redirection contributions of not less than 2 percent of compensation. The Plan was amended in 2000 to provide for employer matching contributions to be made in shares of MetroBanCorp stock or in cash used by the Trustee to purchase MetroBanCorp stock.

        For an employee to be eligible to participate in the Thrift Plan, the employee must have attained the age of 21 and have been credited with 1,000 hours of service for the Company or the Bank during the twelve-month period commencing with the employee's date of hire. The portion of each participant's account under the Thrift Plan attributable to the Bank's matching contribution becomes fully vested after the completion of 5 years of service. Participants are fully vested at all times in their salary redirection amounts. Benefits under the Thrift Plan are distributable to participants or their beneficiaries in a lump sum payment. For the year ended December 31, 2000, the Bank made $82,800 in matching contributions to the Thrift Plan.


Other Employee and Director Benefit Plans

        In addition to the Thrift Plan, Company maintains other benefit plans for its employees and directors, including the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1991 Directors' Stock Option Plan of MetroBanCorp, the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1994 Directors' Stock Option Plan, and the MetroBanCorp Supplemental Executive Retirement Plan.

Summary Description of 1991 Employee Plan

        The Company adopted, effective as of March 31, 1991, the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1991 Employee Plan"). The 1991 Employee Plan provides for the granting of ISOs, within the meaning of Section 422 of the Code, NSOs and SARs to officers and key employees of the Company and its subsidiaries, including the Bank. ISOs and NSOs may be granted with or without the SARs under the 1991 Employee Plan. With respect to options granted in tandem with SARs in the event an optionee elects to exercise a SAR, the underlying option or applicable portion thereof must be surrendered. Underlying options will not be exercisable by an optionee to the extent they are surrendered upon exercise of a related SAR.

        Over the life of the 1991 Employee Plan, the Company is authorized to issue 25,468 shares (20,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) of its common stock pursuant to the exercise of ISOs, NSOs and SARs. This maximum amount is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Employee Plan terminated on March 30, 2001, except as to outstanding options and related SARs which shall remain in effect until they have been exercised or terminated or have expired.

        NSOs granted under the 1991 Employee Plan may be exercisable at a price established by the committee which administers the plan. ISOs may be exercisable only at a price which is not less than the fair market value of the stock on the date of grant. As of April 18, 2001, options for 19,869 shares (15,600 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) of common stock have been granted, in the form of NSOs, under the 1991 Employee Plan at an exercise price of $5.30 per share ($6.75 per share adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends).


Summary Description of 1991 Directors' Plan

        The Company adopted the 1991 Directors' Stock Option Plan of MetroBanCorp ("1991 Directors' Plan") effective as of March 31, 1991. The 11 individuals who constituted the members of the Board of Directors of the Company on May 1, 1991 received grants of NSOs and the 15 individuals who constituted the members of the Board of Directors of the Bank on May 1, 1991 received grants of NSOs under the 1991 Directors' Plan. Members of the Board of Directors of the Company who are also directors of the Bank may not receive grants of options in both capacities. With respect to Bank directors, however, options may be re-granted if they have been forfeited or if the shares to which they relate remain unpurchased upon expiration or termination of the option.

        Over the life of the 1991 Directors' Plan, the Company is authorized to issue 20,384 shares (16,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) of its common stock pursuant to the exercise of options thereunder. Of this number, 14,014 shares (11,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) are reserved for issuance pursuant to the exercise of options by members of the Board of Directors of the Company and 6,370 shares (5,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) are reserved for issuance pursuant to the exercise of options granted to the members of the Board of Directors of the Bank. The aggregate maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Directors' Plan terminated on March 30, 2001, except as to outstanding options which shall remain in effect until they have been exercised, terminated, forfeited or have expired.

        For members of the Board of Directors of the Bank, options will vest in each optionee and become exercisable commencing December 31, 1991 and, thereafter, on the last day of each calendar year in which the director is a member of the Board of Directors of the Bank in accordance with the following schedule:

                      Percentage of Option Shares     Vesting Each Year
                      Calendar Year of Service Ended  -----------------
                      ------------------------------
                      December 31, 1991                     20%
                      December 31, 1992                     20%
                      December 31, 1993                     20%
                      December 31, 1994                     20%
                      December 31, 1995                     20%

        Options granted under the 1991 Directors' Plan to members of the Board of Directors of the Company will fully vest and become exercisable on and after the date of grant. As of April 18, 2001, options to acquire 7,644 shares (6,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) of the Company's common stock were outstanding and vested to directors of the Company, and options to acquire 3,185 shares (2,500 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) were outstanding and vested to directors of the Bank. The exercise price for all of these outstanding options was $5.30 per share ($6.75 per share adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends).


Summary Description of 1994 Stock Option and Stock Appreciation Rights Plan

        The Company adopted, effective as of April 28, 1994, the 1994 Stock Option and Stock Option Appreciation Rights Plan of MetroBanCorp ("1994 Employee Plan"), which provides for the granting of ISOs, NSOs and SARs to officers and key employees of the Company and the Bank. As of April 18, 2001, options to acquire 92,876 shares have been granted to officers and key employees of the Company and the Bank, at an option price ranging from $3.92 to $8.14 per share ($5.00 to $9.875 adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends). The shareholders of the Company approved an increase of 63,670 shares (50,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5%
stock dividends) of common stock available for issuance under the 1994 Employee Plan at the 1996 annual meeting. The shareholders of the Company also approved an increase of 52,500 shares (50,000 shares adjusted for the 2001 5% stock dividend) of common stock available for issuance under the 1994 Employee Plan at the 2000 annual meeting. As a result, a total of 146,730 shares (74,000 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends and 50,000 shares adjusted for the 2001 5% stock dividend) of the Company's common stock have been reserved for issuance under the 1994 Employee Plan.


Summary Description of 1994 Directors' Stock Option Plan

        The 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors' Plan"), adopted effective as of April 28, 1994, provides for the granting of NSOs to directors of the Company. As of April 18, 2001, options to acquire 268,693 shares (225,587 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and
2001 5% stock dividends) of the Company's common stock have been granted, in the form of NSOs, to directors of the Company at an option price ranging from $4.81 to $8.14 per share ($6.125 and $9.875 per share adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5% stock dividends) (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). The shareholders of the Company approved an increase of 226,026 shares (177,500 shares adjusted for the 1998 5%, 1999 10%, 2000 5%, and 2001 5%
stock dividends) of common stock available for issuance under the 1994 Directors' Plan at the 1996 annual meeting. The shareholders of the Company also approved an increase of 228,375 shares (217,500 shares adjusted for the 2001 5% stock dividend) of common stock available for issuance under the 1994 Directors Plan at the 2000 annual meeting. With the additional shares reserved for grant approved by the shareholders at the 1996 and 2000 annual shareholders meetings, a total of 518,071 shares (as adjusted for stock dividends) of the Company's common stock have been reserved for issuance under the 1994 Directors' Plan.


Summary Description of Supplemental Executive Retirement Plan

        Effective January 1, 1993, the Board of Directors adopted the MetroBanCorp Supplemental Executive

Retirement Plan ("SERP"), an unfunded, non-qualified deferred compensation plan, for certain key managerial employees of the Company. The Company has also entered into a Trust Agreement with Wells Fargo Bank Indiana, N.A. ("Trust") to pay benefits due under the SERP. The SERP and Trust are designed to allow participants to defer a portion of their compensation in addition to their deferrals under the Thrift Plan and to provide a vehicle for the holding and investment of such deferrals until a distributable event occurs under the SERP. Participants in the SERP may not make deferrals in any year unless they have made the maximum deferral allowable under the Thrift Plan. The maximum deferral a participant may make for a year under the SERP and the Thrift Plan is 25 percent of compensation. The SERP also allows the Company to make discretionary contributions which match a portion of a participant's deferrals and to make supplemental contributions under the SERP. All contributions to the Trust and any earnings thereon are subject to the claims of the Company's creditors. A participant's benefit under the SERP is distributable within 30 days of the participant's termination of employment with the Company for any reason and is equal to the amount of annual compensation deferred by such participant and any employer contributions plus any earnings thereon. The participant benefits by a deferral of recognition of income to the extent of the amount deferred, the extent of employer contributions and the extent of earnings on such contributions. The Company must also postpone its tax deductions with respect to the amounts deferred until they are recognized by the participant. Under applicable law, employees who qualify for participation under the SERP must be limited to individuals who are members of a select group of management or who are highly compensated employees. The current participants in the SERP are Ike
G. Batalis, Charles V. Turean, Gregory J. Murray, and Andrew E. Illyes. For the year ended December 31, 2000, the Bank made $42,200 in matching contributions to the SERP.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain directors of the Company and the companies with which they are affiliated, and certain principal officers of the Bank, are customers of, and have banking transactions with, the Bank in the ordinary course of business. All such loans and commitment for loans included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

        Loan transactions with directors and their affiliates and principal officers of the Company for 2000 were as follows (dollars in thousands):

        Balance at Beginning of Year               $  1,112
        Loans Made                                      707
        Loans Repaid                                   (587)
                                                   --------
        Balance at End of Year                     $  1,232
                                                   ========

        Deposits held for directors and their affiliates and principal officers of the Company as of December 31, 2000 were $2.8 million.

        Certain directors and the companies with which they are affiliated also provide services to the Company. The Company conducts business with these affiliated companies for advertising and public relations.

        Payments made to director-affiliated companies are as follows (dollars in thousands):

                                            2000          1999          1998
                                            ----          ----          ----

        Advertising & Public Relations      $203          $212           $178
                                            ====          ====           ====

        The Bank purchased student loans from a company of which certain executive officers serve as directors of the Company and the Bank. The loans are serviced by and guaranteed by the seller. Loan servicing fees paid to the seller were $27,000, $31,000 and $37,000 in 2000, 1999 and 1998, respectively. The loans are purchased on the same terms as those offered by the seller to other institutions. There were no purchases of student loans in 2000, 1999 or 1998. In 1999 and 1998, the Bank sold $32,000 and $3.5 million respectively, of student loans back to the seller.

                             PRINCIPAL SHAREHOLDERS

        The following table contains certain information concerning persons, other than directors of the Company, who to the knowledge of the Company may be deemed to beneficially own as of December 31, 2000 more than 5% of the Company's outstanding shares of common stock.

        Name and Address of            Amount and Nature of      Percent of
        Beneficial Owner               Beneficial Ownership      Class
        ----------------               --------------------      -----
        Mary Morris Leighton and
        Judd C. Leighton (1)                508,079              24.93%
        211 West Washington Avenue
        Suite 2400
        South Bend, Indiana 46601

(1) Mary Morris Leighton is deceased. Mary Morris Leighton and Judd C. Leighton were husband and wife. Shares owned by Mary Morris Leighton include 128,978 held in a revocable trust and 94,500 held by MML Associates LLC, an investment partnership.


                             PROPOSAL TO APPROVE THE
                     METROBANCORP DIRECTORS' RETIREMENT PLAN

        On May 17, 2001, the Board of Directors intends to adopt the MetroBanCorp Directors' Retirement Plan, effective as of January 1, 2001 ("Retirement Plan"). The Retirement Plan will cover only those directors of the Company who are not employees of the Company or the Bank.

        Set forth below is a summary of certain important features of the Retirement Plan, which summary is qualified in its entirety by reference to the actual plan, a copy of which is attached as Exhibit "B".

        Purposes. The purposes of the Retirement Plan are to further the growth and financial success of the Company and the Bank, by providing flexibility to the Company in attracting and retaining the services of non-employee directors who make significant contributions to the Company's success and the success of the Bank.

        Administration. The Company will have the authority to administer the Retirement Plan. The Company will have the power to construe and interpret the Retirement Plan documents; to decide all questions relating to a director's eligibility to participate in the Retirement Plan; to determine the amount, manner and timing of any payment of benefits under the Retirement Plan; to resolve any claim for benefits and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Company's responsibilities under the Retirement Plan. The Company may adopt such rules as it deems necessary in the administration of the Retirement Plan.

        Eligibility and Entry Date. Each non-employee director of the Company will become a participant in the Retirement Plan on the later of January 1, 2001, or the fifth anniversary of the date on which the director was first appointed or elected to the Board. Non-employee directors of the Bank are not eligible to participate in the Retirement Plan. Any director of the Company who is an employee of the Company or any of its subsidiaries and who subsequently becomes a non-employee director will not be eligible to become a participant in the Retirement Plan if such director is receiving or is entitled to receive any form of retirement benefit from an employee benefit plan sponsored the Company or the Bank.

Description of Benefits

        Retirement Benefits. A participant who retires on or after attainment of age 75 (or such earlier retirement date designated for the non-employee director by the Nominating Committee of the Board) will receive an annual retirement payment equal to his annual rate of retainer pay in effect as of the day immediately preceding his retirement date. The 2000 rate of retainer pay for non-employee directors was $5,000. Retirement benefits will cease upon the earliest of the following three events: (i) the participant's death, (ii) the day before the tenth anniversary of the day retirement benefits first began to be paid to the participant, or
(iii) the last day of a period of consecutive calendar years which equals the number of full calendar years throughout which the participant was a non-employee director.

        Death Benefit. If a participant dies prior to the date he is entitled to receive a retirement benefit, his beneficiary will receive a single lump sum payment equal to the participant's annual rate of retainer pay in effect as of the day immediately preceding the participant's death.

        Disability Benefit. A participant who becomes disabled will be entitled to receive an annual disability retirement benefit in an amount equal to the annual rate of his retainer pay as a non-employee director in effect as of the day immediately preceding the date on which he becomes disabled. Disability retirement benefits will cease upon the earliest of the following three events:
(i) the participant's death, (ii) the day before the tenth anniversary of the day disability retirement benefits first began to be paid to the participant, or
(iii) the last day of a period of consecutive calendar years which equals the number of full calendar years throughout which the participant was a non-employee director. A non-employee director will be considered to be disabled if he is unable, due to a medical or physical condition certified by a physician, to carry out his duties and responsibilities as a member of the Board.

        Funding of Benefits. Benefits payable to any person will be paid by the Company from its general assets. Neither the Company nor the Bank will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Retirement Plan. The Company and/or the Bank may set funds aside in investments to meet any anticipated obligations under the Retirement Plan. However, no person entitled to a payment under the Retirement Plan will have rights greater than the rights of any other unsecured general creditor of the Company or the Bank.

        Forfeiture of Benefits. A participant will forfeit his retirement benefits if he is (i) not available for consultation with the Board or the officers of the Company (except for reason of illness or disability) after retirement; (ii) after retirement, employed by or consults with any individual or company which competes with the Company or the Bank; or (iii) removed from the Board for cause (as defined) or resigns from the Board in anticipation of being removed for cause.

        Amendment and Termination. The Company may amend or terminate the Retirement Plan at any time, provided that participants' benefits accrued to the date of amendment or termination will not be modified or reduced by such action. In addition, no amendment to the Retirement Plan can be made without the approval of the Company's shareholders if the amendment would cause any participant's benefit to be increased.

Federal Income Tax Consequences

        The receipt by a non-employee director of retirement benefits will be a taxable event. The director will recognize taxable income in an amount equal to the benefit in the year in which the benefit is received. The Company will be entitled to a deduction on its corporate income tax return, as compensation paid, in an amount which is equal to the income recognized by the director.

                                 Recommendation
                                 --------------

        The Board intends to approve and adopt the Retirement Plan and recommends a vote FOR adoption of the MetroBanCorp Directors' Retirement Plan.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed Crowe, Chizek and Company LLP to serve as the independent public accounts of MetroBanCorp for its fiscal year ending December 31, 2001. The Board seeks to have the shareholders ratify the appointment of Crowe, Chizek and Company LLP. Representatives of Crowe, Chizek and Company LLP will be present at the annual meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Crowe, Chizek and Company LLP is not ratified by the shareholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

                                 Recommendation
                                 --------------

        The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Crowe, Chizek and Company LLP as independent public accounts for fiscal year 2001.

Report of the Audit Committee

        The Audit Committee of MetroBanCorp is composed of three directors. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee holds discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2000 were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed these consolidated financial statements with management. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee also considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                           Evans M. Harrell, Chairman
                            Chris G. Batalis, Member
                           James C. Lintzenich, Member


Disclosure of Principal Accountant's Fees

        Fees paid to Crowe, Chizek and Company LLP for year 2000 services were as follows:

        Audit Fees                                                  $34,000
        Financial Information Systems Design and Implementation           -
        All Other Fees                                               $6,000


                              SHAREHOLDER PROPOSALS

        Any proposals which shareholders desire to present at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive office on or before November 30, 2001, to be considered for inclusion in the Company's proxy material for that meeting. Any such proposals should be sent to the attention of Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.

                                  ANNUAL REPORT

        Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company's Annual Report to Shareholders a copy of the Company's Annual Report on Form 10-KSB, which is required to be filed with the Securities and Exchange Commission. Requests should be directed to: Charles V. Turean, Executive Vice President, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.





                                  VOTE REQUIRED

        The nominees for election as directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the meeting will be approved (assuming a quorum is present) if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.


                                  OTHER MATTERS

        The annual meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors of the Company does not know of any matters requiring action on the part of shareholders at the annual meeting other than those described in the Notice. However, execution and delivery of the enclosed proxy will confer discretionary authority upon the named proxies with respect to any matters which are not presently known to the Board of Directors and which may properly come before the annual meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

                                            By Order of the Board of Directors




                                            CHARLES V. TUREAN
                                            Secretary



Date: April 18, 2001
Indianapolis, Indiana

                                   EXHIBIT "A"

                                  METROBANCORP
                             AUDIT COMMITTEE CHARTER
                             -----------------------

                             Effective May 18, 2000


1. Purpose. The Audit Committee is a Committee of the MetroBanCorp Board of Directors. Its primary function is to assist the Board of MetroBanCorp, and its subsidiary MetroBank, in fulfilling their oversight responsibilities by reviewing:

     (a) the financial information which will be provided to shareholders and others;

     (b) the systems of internal controls which management and the Board have established; and

     (c)  the audit process.

    In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communications between the Board of Directors, management, the internal auditors, and the independent public accountants.

2.   Organization.

     (a) The Audit Committee shall be appointed annually by the MetroBanCorp Board of Directors.

     (b) The Audit Committee will perform responsibilities and duties for both MetroBanCorp and its subsidiary MetroBank.

     (c) The Audit Committee shall be composed of three Directors. Each member will be independent of the management of the corporation and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

     (d) Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson.

3.   Meetings.

     (a) The Committee shall meet at least four times annually, or more frequently as circumstances dictate. It is the responsibility of the Chairperson to schedule all meetings.

     (b) As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed separately. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     (c) In addition, the Committee or at least the Chairperson of the Committee should meet with the independent accountants and management, either in person or by phone, quarterly to review the Corporations financial statements. This review should be done prior to the Corporations 10Q or 10K filing and its public release of earnings. This discussion should include a discussion of significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management.

4. Responsibilities and Duties. In meeting its responsibilities, the Audit Committee is expected to:

     (a) Provide an open avenue of communication between the internal auditors, the independent accountants, and the Board of Directors.

     (b)  Confirm and assure the objectivity of the internal auditor.

     (c) Confirm and assure the independence of the independent accountants, including a review of management consulting services provided by the independent accountants and related fees.

     (d)  Review and update the Committee's charter annually.

     (e) Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve, if applicable, the discharge of the independent accountants.

     (f) Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

     (g) Review with the independent auditor and internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     (h) Inquire of management, the internal auditor, and the independent accountants about any significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     (i) Consider, in consultation with the independent accountants and the internal auditor, the audit scope and plan of the internal auditors and the independent accountants.

     (j) Consider and review with the independent accountants and the internal auditor:

          (1) the adequacy of the company's internal controls including computerized information system controls and security.

          (2) any related significant findings and recommendations of the independent accountants and internal auditing together with management responses thereto: and

          (3) the status of previous audit recommendations and management's follow up on those recommendations.

     (k) Review with management and the independent accountants at the completion of the annual audit:

          (1)  the company's annual financial statements and related footnotes;

          (2) the independent accountants' audit of the financial statements and his or her report thereon;

          (3) any significant changes required in the independent accountants' audit plan;

          (4) any serious difficulties or disputes with management encountered during the course of the audit; and

          (5) other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

     (l)  Review with management and the internal auditor:

          (1) Regular internal audit reports to management prepared by the internal auditor, including significant findings and management's responses to those findings.

          (2) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (3)  Any changes required in the planned scope of their audit plan.

     (m) Review with management and the independent accountants the interim financial report before it is filed with the SEC and other regulators.

     (n) Review with management, and if necessary, with the Corporation's counsel, any legal matter that may have a significant impact on the Corporation's financial statements.

     (o) Meet with the internal auditor, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

     (p) Meet with the company's regulatory bodies to discuss the results of their examinations.

     (q) Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     (r) Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

     (s) Conduct or authorize, if necessary, investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

     (t) Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                                   EXHIBIT "B"

                                  METROBANCORP
                           DIRECTORS' RETIREMENT PLAN
                           --------------------------


                                    SECTION 1
                                    ---------

                                  Introduction
                                  ------------

1.1 Establishment of the Plan. The MetroBanCorp Directors' Retirement Plan (the "Plan") is established by MetroBanCorp, an Indiana corporation and registered bank holding company (the "Company"), to provide retirement benefits for members of the Board of Directors of the Company (the "Board"). The Company intends the Plan to be an unfunded, non-qualified plan of deferred compensation maintained primarily to provide retirement income for its eligible directors for income tax purposes under the Internal Revenue Code of 1986, as amended.

1.2 Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its subsidiary, MetroBank, by providing flexibility to the Company in attracting and retaining the services of outside directors who make significant contributions to its success and the success of MetroBank.

1.3 Effective Date. The "Effective Date" of the Plan is January 1, 2001. However, no person will be entitled to receive any benefits hereunder until the Plan has been approved by the holders of at least a majority of the outstanding stock of the Company at a meeting at which approval is considered.


                                    SECTION 2

                                  Participation
                                  -------------

2.1 Eligibility and Plan Entry Date. Each director of the Company who is not also an employee of the Company (a "Non-Employee Director") will become a participant in the Plan on the later of the Effective or the fifth anniversary of the date on which such Non-Employee Director was first appointed or elected to the Board or to the Board of Directors of MetroBank or an affiliate (but only if he is a Non-Employee Director on the applicable plan entry date). Although a non-employee director of MetroBank or any other affiliate of the Company is not eligible to participate in the Plan, the full calendar years of service of a Non-Employee Director, in his capacity as a non-employee director of MetroBank or an affiliate, will be credited to him for purposes of eligibility to participate in the Plan under Subsection 2.1 and for purposes of calculation of retirement and disability benefits under Subsection 4.1. Service as an employee-director of the Company, MetroBank or any affiliate will not be credited under the Plan for any purpose.

2.2 Employee Directors. Any director of the Company who is an employee of the Company or any of its subsidiaries and who subsequently becomes a Non-Employee Director will not be eligible to become a participant in the Plan if such director is receiving or is entitled to receive any form of retirement benefit from an employee benefit plan sponsored by the Company or any of its subsidiaries.


                                    SECTION 3
                                    ---------

                               Amount of Benefits

3.1 Retirement Benefit. A participant who retires as a Non-Employee Director will be entitled to receive an annual retirement benefit in an amount equal to the annual rate of his Retainer Pay (which excludes any payments for attending meetings of the Board or any committee thereof) as a Non-Employee Director in effect as of the day immediately preceding the date on which he retires from the Board. Such benefit will be paid at the times and in the form provided in Section 4.1.

3.2 Pre-Retirement Death Benefit. If a participant dies either (i) while serving as a Non-Employee Director or (ii) after his retirement date but prior to the date his benefits are scheduled to commence under Section 4.1, his beneficiary will be entitled to receive a single lump sum benefit in an amount equal to the annual rate of his Retainer Pay in effect as of the day immediately preceding the date of his death. Such benefits shall be the sole benefit payable under the Plan.

3.3 Retirement and Retirement Date. For purposes of the Plan, a participant's "retirement" as a Non-Employee Director means the termination of his service as a Non-Employee Director for any reason (other than death or Permanent and Total Disability) either (i) on or after his attainment of age 75, or (ii) on such earlier date as may be designated by the Nominating Committee of the Board. A participant's "retirement date" means the date as of which his retirement becomes effective.

3.4 Disability Benefit. A participant who becomes Totally and Permanently Disabled will be entitled to receive an annual disability retirement benefit in an amount equal to the annual rate of his Retainer Pay as a Non-Employee Director in effect as of the day immediately preceding the date on which he becomes Totally and Permanently Disabled. For purposes of the Plan, a Non-Employee Director will be considered to be Totally and Permanently Disabled if he is unable, due to a medical or physical condition certified by a physician licensed to practice medicine in Indiana selected by the Board, to carry out his duties and responsibilities as a member of the Board. Notwithstanding the foregoing, a disability will not qualify under the Plan if it is the result, as determined by the Company, of (i) an intentionally self-inflicted or sickness, or (ii) an injury, illness or disease contracted, suffered or incurred while participating in a criminal offense.

3.5 Forfeiture of Benefits on Resignation or Removal for Cause. A participant's entire benefit under the Plan will be forfeited if he is removed from membership on the Board for Cause or he resigns from the Board in anticipation of being removed for Cause. For purposes of the Plan, Cause means (i) the willful and continued failure of a participant to perform his duties as a Non-Employee Director, (ii) any action by a Non-Employee Director in the course of his duties which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or MetroBank that the Non-Employee Director resign or be removed from the Board, or (iv) the connection of the participant in the commission of any criminal offense which involves dishonesty or breach of trust.


                                    SECTION 4
                                    ---------

                               Payment of Benefits
                               -------------------

4.1 Payment of Retirement Benefits. A participant's retirement benefit under Subsection 3.1 or his disability benefits under Subsection 3.4 will be paid in annual installments beginning on the first day of the calendar year coincident with or next following the participant's retirement date or, in the case of his disability, the date in which he becomes Totally and Permanently Disabled (the "Benefit Commencement Date") or as soon as administratively practicable thereafter. The payment of such benefit will terminate on the earliest to occur of the following: (i) the date of the participant's death, (ii) the day immediately preceding the tenth anniversary of the participant's Benefit Commencement Date, and (iii) the last day of a period of consecutive calendar years (beginning on his Benefit Commencement Date) which equals the number of full calendar years throughout which the participant was a Non-Employee Director and a non-employee director of MetroBank or an affiliate.

4.2 Payment of Death Benefit. Payment of the death benefit under Subsection 3.2 will be made in a single lump sum as soon as administratively practicable following the participant's death.

4.3 Facility of Payment. All amounts payable under the Plan to a participant or beneficiary under a legal disability or who, in the judgment of the Company, is unable to properly manage his financial affairs may be paid to such participant's or beneficiary's legal representative, or may be applied for the benefit of such participant or beneficiary in any manner selected by the Company.

4.4 Funding of Benefits. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Neither the Company nor MetroBank will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company and/or MetroBank may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company or MetroBank and any participate or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or MetroBank.

4.5 Forfeiture of Benefits. No benefits hereunder will be paid to a participant during any period in which the participant is not available for consultation with the Board or officers of the Company (except by reason of illness or disability) or for any period in which the participant is employed by or consults with any individual or company which directly or indirectly competes with the Company or any of its affiliates. Benefit payments which are not made due to the preceding sentence will be forfeited.

4.6  Claims Procedures.

     (a) Any participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Company or with a person named by the Company to receive claims under the Plan.

     (b) In the event of a denial or limitation of any benefit or payment due to or requested by any participant or beneficiary under the Plan ("Claimant"), the Claimant will be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification will contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it will contain a description of any other material or information necessary for the Claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification will further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification will be given to a Claimant within ninety (90) days after receipt of his claim by the Company unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of said ninety (90) day period, and such notice will include a statement of the special circumstances which make the postponement appropriate.

     (c) In the event of a denial or limitation of his benefit, the Claimant or his duly authorized representative will be permitted to review pertinent documents and to submit to the Company issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Company; provided, however, that such written request must be received by the Company (or its delegate to receive such requests) within sixty (60) days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Company in appropriate cases.

     (d) A decision will be rendered by the Company within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days after the receipt of such request for review. Any decision by the Company will be furnished to the Claimant in writing and will include the specific reasons for the decision and the specific Plan provisions on which the decision is based.

     (e) No Participant or beneficiary will have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits and exhausting his rights to review under this Subsection 4.6.

4.7 Withholding Requirements. The Company has the power and right to withhold, or cause to be withheld, amounts sufficient to satisfy all federal, state and local taxes required to be withheld with respect to the payment of benefits hereunder.


                                    SECTION 5
                                    ---------

                                  Miscellaneous
                                  -------------

5.1 Action by Company. Any action required or permitted to be taken by the Company under the Plan will be by resolution of the Board, by resolution of a duly authorized committee of the Board, or by a person or persons authorized by resolution of the Board or such committee.

5.2  Administration.

     (a) The Plan will be administered by the Company. Any decision by the Company hereunder or with respect hereto will be final, binding, and conclusive on all participants and all other persons.

     (b) The Company has all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any payment of benefits under the Plan; to resolve any claim for benefits in accordance with Subsection 4.6 and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Company's responsibilities under the Plan. Any construction, interpretation or application of the Plan by the Company will be final, conclusive and binding. All actions by the Company will be taken pursuant to uniform standards applied to all persons similarly situated.

     (c) The Company will be responsible for maintaining sufficient records to determine each participant's eligibility to participate in the Plan and for purposes of determining the amount of benefit that may be paid to a participant.

     (d) The Company may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan. All rules and decisions of the Company will be applied uniformly and consistently to all participants in similar circumstances. When making a determination or calculation, the Company will be entitled to rely upon information furnished by a participant or beneficiary or the legal counsel of the Company.

     (e) The Company may require a participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Company may rely upon all such information so furnished to it, including the participant's or beneficiary's current mailing address.

     (f) The Company may authorize one or more officers of the Company to perform administrative responsibilities on its behalf under the Plan. Any such duly authorized officer will have all powers necessary to carry out the administrative duties delegated by the Company.

5.3 Interested Participant. A participant may not vote on, decide or determine any matter or question solely concerning distribution of benefits to him (or his rights thereto) under the Plan, if such decision is to be made by the Company, the Board or a committee thereof.

5.4 Beneficiary. Each participant from time to time, by signing a form furnished by the Company for such purpose, may designate any person or persons (who may be designated contingently or successively) to whom payment of his death benefit under Subsection 3.2 is to be made if he dies prior to his Benefit Commencement Date. A beneficiary designation form will be effective only when the form is fully completed, dated, signed by the participant and filed with the Company while the participant is alive and will cancel all beneficiary designation forms previously filed with the Company. If a deceased participant failed to designate a beneficiary as provided above, or if the designated beneficiary dies before the participant, the participant's benefits will be paid to the participant's estate. The term "beneficiary" as used in the Plan means the natural or legal person to whom a deceased participant's benefits are payable under this Subsection 5.4. The Company may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

5.5 Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the singular includes the plural, and the plural includes the singular.

5.6 Controlling Law. Except to the extent superseded by laws of the United States, the laws of Indiana, without regard to the choice of law principles thereof, will be controlling in all matters relating to the Plan.

5.7 Interest Not Transferable. No benefit accrued or payable under the Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or the laws of dissent and distribution. In addition, no benefit accrued or payable hereunder can be subject to execution, attachment or similar process. Any attempted or purported transfer of benefits incontrovention of this Subsection 5.7 will be null and void ab initio and of no force or effect whatsoever.

5.8 Successors. All obligations of the Company under the Plan will be binding on any successor to the Company, whether or not such successor is the result of a Change in Control of the Company. The Company will not recommend, facilitate, agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to benefits accrued thereunder through the date of the Change in Control and agrees to assume and perform the obligations of the Company hereunder. For purposes of the Plan, "Change in Control" will have the same meaning as such term under the 1994 Directors' Stock Option Plan of MetroBanCorp.

5.9 No Enlargement of Director Rights. No participant will acquire any right to be retained as a Non-Employee Director by virtue of the Plan, nor, upon the termination of his status as a Non-Employee Director or upon his retirement, will he have any right or interest in or to the Company's assets other than as specifically provided herein.


                                    SECTION 6

                            Amendment and Termination

     While the Company expects and intends to continue the Plan, it reserves the right to amend the Plan from time to time or to terminate the Plan at any time, provided that in no event will any (i) participant's benefits accrued to the date of such amendment or termination be modified or reduced by such action, or
(ii) any amendment be made to the Plan without the approval of the Company's shareholders, which would cause any participant's benefit hereunder to be increased.

                                   SIGNATURES

     IN WITNESS WHEREOF, the Company has caused this MetroBanCorp Directors' Retirement Plan to be executed this _________ day of ______________, 2001, but effective as of January 1, 2001.

                                           METROBANCORP



                                           By:
                                              Ike G. Batalis, President

ATTEST



By:
   Charles V. Turean, Secretary

PROXY                              METROBANCORP                           PROXY
                     10333 North Meridian Street, Suite 111
                           Indianapolis, Indiana 46290

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) Ike G. Batalis, Terry L. Eaton, and Donald F. Walter, and each of them, as Proxies of the undersigned, each with the power of substitution and re-substitution, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of MetroBanCorp held of record by the undersigned on March 31, 2001 and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders, to be held on Thursday, May 17, 2001, and any adjournment thereof, with all of the powers the undersigned would have if personally present.

  1. Election of Directors:

     ___ FOR the election of all nominees listed below (except as marked to the contrary).
     ___ WITHHOLD AUTHORITY to vote for all nominees listed below.

     Chris G. Batalis        Evans M. Harrell            James C. Lintzenich
     Edward R. Schmidt       Ike G. Batalis              James F. Keenan
     Edward G. McMahon       Donald F. Walter            Terry L. Eaton
     Robert L. Lauth, Jr.    R. D. "Rusty" Richardson

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NAME OF THAT NOMINEE.

2.   Approve the Adoption of the MetroBanCorp Directors' Retirement Plan.

     Approve the adoption of the MetroBanCorp Directors' Retirement Plan and ratify, confirm and approve the acts and actions of the Board in adopting the MetroBanCorp Directors' Retirement Plan.

            __________ FOR     __________ AGAINST     __________ ABSTAIN

                            (continued on other side)

                           (continued from other side)

3. Ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for MetroBanCorp and its subsidiary for the fiscal year ending December 31, 2001.

            __________ FOR     __________ AGAINST     __________ ABSTAIN

  4. In their discretion, on such other business as may properly come before the Annual Meeting and any adjournment thereof.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH ITEM LISTED ABOVE. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-NAMED PROXIES.


                                                _____________________________
                                                  (Signature of Shareholder)
     (Place label with # of shares here)
                                                _____________________________
                                                  (Signature of Shareholder)

                                                DATE_________________________



Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

          Sign exactly as your name appears on your stock certificates.